Exhibit 99.1

November 16, 2011	For Immediate Release

Park National Corporation signs purchase and assumption
agreement regarding Vision Bank

NEWARK, Ohio – Park National Corporation (Park) (NYSE Amex: PRK) today reported that it and its wholly-owned subsidiary Vision Bank (Vision) have entered into a purchase and assumption agreement (Purchase Agreement) with Home BancShares, Inc.’s (Home) (NASDAQ: HOMB) wholly-owned subsidiary, Centennial Bank (Centennial), to sell certain assets and deposit liabilities from Vision to Centennial. Home is headquartered in Conway, Arkansas and operates bank offices throughout regions in Arkansas and Florida. The transaction, already approved by the boards of directors of Park and Home, is expected to close in early 2012, subject to the satisfaction of the customary conditions in the Purchase Agreement and the approval of regulatory authorities.

“We are happy to collaborate with Home BancShares on such an important development for these two community bank organizations,” said Park Chairman C. Daniel DeLawder. “Home has clearly demonstrated its commitment to and continued focus on the Panhandle area, which includes the markets that Vision serves. Home’s proven performance record, shared values and level of integrity will combine nicely with our fine people at Vision Bank.”

“We believe this agreement positions both community bank companies to move forward confidently in their respective missions,” he added.

Home Chairman John W. Allison said, “This combination is an ideal fit because it expands our footprint into Alabama as well as increases our current presence in the Florida Panhandle. We believe the complementary strengths of Centennial and the Vision teams create a prominent, dynamic financial institution with experienced local leadership and talented associates who are ready to serve our valued customers and communities from Baldwin County, Alabama, to Tallahassee, Florida.”

According to the Purchase Agreement, Centennial will purchase substantially all asset and liabilities of Vision for a purchase price of $27.9 million. It will purchase loans with an unpaid principal balance as of October 31, 2011 of approximately $378 million, purchase or assume leases on all 17 Vision office locations, and assume deposit liabilities as of October 31, 2011 of $535 million. The remaining assets and liabilities will be retained by Vision, which Park plans to merge with and into a non-bank subsidiary of Park, SE Property Holdings, LLC (Park LLC) after the transaction with Home closes.

Park expects the transaction will result in a pre-tax gain of approximately $10 to $12 million and an increase to Park’s already strong capital ratios. Specifically, Park anticipates an increase of approximately 100 basis points to its capital ratios, which is the equivalent of a $60 million capital raise.

“This transaction accomplishes two key objectives for Park,” Park President David L. Trautman said. “We can dedicate our full concentration on our affiliates’ core strengths in Ohio and ensure a smooth transition for our associates and customers at Vision Bank.”

Park was advised in this transaction by Sandler O’Neill and Partners, L.P.

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

Headquartered in Newark, Ohio, Park National Corporation has $7.1 billion in total assets (as of September 30, 2011). Park consists of 13 community bank divisions and two specialty finance companies. Park's Ohio-based banking operations are conducted through Park subsidiary The Park National Bank and its divisions which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, Farmers & Savings Bank Division, United Bank Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division and Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance). Park's other banking subsidiary is Vision Bank (headquartered in Panama City, Florida), and its Vision Bank Division (of Gulf Shores, Alabama). Park also includes Guardian Financial Services Company (d.b.a. Guardian Finance Company).

Media contacts: Bethany Lewis, 740.349.0421, blewis@parknationalbank.com or John Kozak, 740.349.3792

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Park cautions that any forward-looking statements contained in this news release or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park’s ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011. In addition, forward-looking statements in this News Release are subject to risks and uncertainties related to the contemplated transactions in the Purchase Agreement, such as: closing the transaction is dependent on the receipt of regulatory and other approvals, the timing of which cannot be predicted at this point; and Park’s ability to achieve expected results as a result of the contemplated transactions. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com